UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019 (December 10, 2019)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2019, Quotient Limited (the “Company” and, together with its consolidated subsidiaries, “we”, “us” and “our”) entered into a Registration Rights Agreement with Heino von Prondzynski, the Chairman of our Board of Directors, Franz Walt, our Chief Executive Officer and a director, and Christopher Lindop, our Chief Financial Officer, with respect to an aggregate of 105,000 ordinary shares owned by these individuals that were originally subscribed for by them in separate private placements that occurred in February 2017 and August 2018, respectively (the “registrable shares”). We refer to these individuals below, in their capacities as parties to the Registration Rights Agreement, as the “holders.”

The purpose of the Registration Rights Agreement is to permit the public offer and resale of the registrable shares by the holders. In accordance with the terms of the Registration Rights Agreement, we are required to file with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 to register the registrable shares to be sold by the holders from time to time (the “Shelf Registration Statement”), and to use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective as soon as reasonably practicable and to keep the Shelf Registration Statement continuously effective until the registrable shares are sold or otherwise cease to be registrable shares for purposes of the Registration Rights Agreement or the agreement is otherwise terminated.

We will pay all expenses of the registration of the registrable shares pursuant to the Registration Rights Agreement, other than any commissions and transfer taxes of any holder and the fees, disbursements and expenses of any legal counsel to any holder.

In connection with our November 2019 underwritten public offering of ordinary shares, the holders entered into certain lock-up agreements with the representatives of the underwriters for that underwritten public offering. Under the Registration Rights Agreement, the holders have acknowledged and agreed that, notwithstanding the filing or effectiveness of the Shelf Registration Statement, dispositions of their registrable shares will be subject to the terms of such lock-up agreements.

The above summary description of certain terms contained in the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Roland Boyd

On December 10, 2019, Roland Boyd announced his plan to retire from his position as our Group Financial Controller and Treasurer, effective as of December 31, 2019 (the “retirement date”). Mr. Boyd will continue to serve in his current capacity, including as our principal accounting officer, until the retirement date. His retirement is not the result of any disagreement between him and us regarding our accounting operations, policies or practices.

In connection with his retirement, on December 10, 2019, we and Mr. Boyd entered into a transition agreement (the “Transition Agreement”), pursuant to which, in recognition of Mr. Boyd’s service to us, and in consideration for providing the services of Group Financial Controller and Treasurer through the retirement date, Mr. Boyd will receive £213,000 (equal to twelve months base salary) plus a prorated portion of his fiscal year 2020 bonus.

In addition, the Transition Agreement provides that all unvested options to acquire our ordinary shares held by Mr. Boyd that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest and become exercisable on their regularly scheduled vesting dates after Mr. Boyd’s retirement; all other unvested options will be forfeited; and all vested options will remain exercisable until December 31, 2020. Furthermore, all unvested restricted share units (“RSUs”) that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest on their regularly scheduled vesting dates after the retirement date; and all other unvested RSUs will be forfeited.

Mr. Boyd has also agreed to provide consulting services to us to support any special projects that may arise during the 12 months after the retirement date, for which services Mr. Boyd will be paid £1,300 per day plus reasonable out of pocket expenses.

Appointment of Ernest Larnach

Effective as of January 1, 2020, Ernest Larnach, our current Executive Vice President of Finance, will serve as our Head of Financial Accounting and Treasury, and will assume the responsibilities of our principal accounting officer.

Mr. Larnach joined us in September 2018 as an Executive Vice President of Finance. Mr. Larnach has over 25 years of financial experience gained through various roles in industry and public accounting. From 2004 to 2017, Mr. Larnach held a number of roles with Charles River Laboratories Inc., including European Controller (Preclinical Services and Research Model Services) and Senior Director Business Finance (Safety Assessment). From 2001 to 2004, Mr. Larnach held positions at Inveresk Research Group before Charles River’s 2004 acquisition of Inveresk. Prior to that, Mr. Larnach spent over 10 years with Arthur Andersen. Mr. Larnach is a member of the Institute of Chartered Accountants of Scotland and received a B.Com (Hons) in Accounting and Business Studies from The University of Edinburgh.

With respect to the disclosure required by Item 401(b) of Regulation S-K, there are no arrangements or understandings between Mr. Larnach and any other person pursuant to which he assumed the role of our principal accounting officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Larnach and any of our directors or executive officers. With respect to Item 404(a) of Regulation S-K, except as described in the Current Report, there are no relationships or related transactions between Mr. Larnach and our company that would be required to be reported.

In connection with Mr. Larnach’s appointment, on December 12, 2019, we entered into an amendment to Mr. Larnach’s service agreement (such agreement, as so amended, the “Employment Agreement”). The Employment Agreement sets forth the terms and conditions under which Mr. Larnach will serve as our Head of Financial Accounting and Treasury, effective as of January 1, 2020. The agreement has an indefinite term. Effective as of January 1, 2020, Mr. Larnach will be entitled to receive annual base salary of £165,000.

Both we and Mr. Larnach must give a minimum of 6 months’ prior notice to terminate his employment, other than for cause (as provided for in the Employment Agreement). We have the right to place Mr. Larnach on paid leave rather than allowing him to continue to provide services during this notice period. Mr. Larnach is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave. After notice to terminate has been given by Mr. Larnach or us, all or part of the duration of the notice period of leave would be counted as part of the non-competition period. Upon termination, we would owe Mr. Larnach the balance of his base salary and contractual benefits for the remaining term of the agreement.

In addition to his salary, Mr. Larnach is also entitled to a car allowance of £800 per month (or a company car up to a value of £35,000), contributions by his employer to a personal pension plan of 6% of salary and private healthcare benefits of £780 per annum. Mr. Larnach is eligible for an annual discretionary bonus equal to 25% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

On November 8, 2019, we entered into a Change of Control Agreement (the “CIC Agreement”) with Mr. Larnach. The purpose of the CIC Agreement is to establish certain protections for Mr. Larnach upon a qualifying termination of his employment in connection with a change of control of us.

The CIC Agreement provides that, if we terminate Mr. Larnach’s employment without “Cause” (as defined in the CIC Agreement) or Mr. Larnach terminates his employment for “Good Reason” (as defined in the CIC Agreement) and, in either case, such termination occurs no more than 24 months following a “Change of Control” (as defined in the CIC Agreement), then, subject to Mr. Larnach signing and not revoking a release and waiver of claims, he will receive a lump sum payment of the following:

•

any accrued obligations owed to him, which include: (i) any of his annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of his termination of employment, which remains unpaid; and (iii) any expense reimbursement due to him on or prior to the date of termination which remains unpaid to him; and

•

a cash payment equal to 150% of the sum of his base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in his annual base salary that may constitute “Good Reason” under the CIC Agreement.

The CIC Agreement will expire on November 8, 2022 and will automatically renew for successive one year terms unless the Board of Directors provides written notice of expiration of the CIC Agreement at least 90 days prior to November 8, 2022 or the applicable anniversary thereof.

The above summary descriptions of certain terms contained in the Transition Agreement, the Employment Agreement and the CIC Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Transition Agreement, the Employment Agreement and the CIC Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

4.1	Registration Rights Agreement, dated December 13, 2019, among the Company, Heino von Prondzynski, Franz Walt and Christopher Lindop.

10.1	Transition Agreement, dated December 10, 2019, between the Company and Roland Boyd.

10.2	Employment Agreement, dated September 3, 2018, between the Company and Ernest Larnach.

10.3	Amendment No. 1 to Employment Agreement, dated December 12, 2019, between the Company and Ernest Larnach.

10.4	Change of Control Agreement, dated November 8, 2019, between the Company and Ernest Larnach

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2019

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer